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Exhibit 10.50

WAFER SUPPLY TERMINATION AGREEMENT

        This WAFER SUPPLY TERMINATION AGREEMENT (this "Agreement") is made and entered into as of June 26, 2006, by and between Jazz Semiconductor, Inc., a Delaware corporation formerly known as Specialtysemi, Inc. (the "Company"), and Conexant Systems, Inc., a Delaware corporation ("Conexant").

RECITALS

        WHEREAS, the Company and Conexant entered into that certain Wafer Supply and Services Agreement dated as of March 30, 2002, as amended by that certain First Amendment to Wafer Supply and Services Agreement dated as of July 1, 2002 and by that certain Amendment No. 2 to Wafer Supply and Services Agreement dated as of June 27, 2003 (collectively, the "Supply Agreement"), whereby the Company agreed to supply to Conexant and Conexant agreed to purchase from the Company semiconductor wafers and related foundry, manufacturing and probe services on the terms and conditions set forth therein;

        WHEREAS,    Conexant obtained a property tax refund related to tax years 2002 and 2003, and the Company and Conexant have agreed that Conexant would refund to the Company one million two hundred thousand, dollars [$1,200,000.00] in reimbursement for property taxes for tax years 2002, and 2003 (the "Tax Refund") paid by the Company;

        WHEREAS,    the Company and Conexant each wish to terminate the Supply Agreement and to resolve the payment of Tax Refund on the terms and conditions set forth in this Agreement.

AGREEMENT

        NOW, THEREFORE,    the parties to this Agreement, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, hereby agree as follows:

1.     Termination.

          (a)   Supply Agreement. The Company and Conexant hereby agree that effective as of the date hereof, the Supply Agreement shall terminate in its entirety, including without limitation Sections 6.2 and 12.3, and be of no further legal force or effect; provided, however that Sections 1, 8, 9, 10, 11 and 13 of the Supply Agreement shall survive such termination.

          (b)   Termination Fee. The Company and Conexant hereby agree that concurrently with the termination of the Supply Agreement in accordance with this Section 1, and in consideration therefor, the Company will (1) resolve the Tax Refund as set forth in Section 3 below, and (2) issue to Conexant 7,583,501 shares (the "Termination Shares") of the Company's Series B common stock, $.001 par value per share (each, a "Series B Share"), which the parties hereto agree have an aggregate value for purposes hereof of sixteen million, three hundred thousand dollars ($16,300,000.00). For the avoidance of doubt, the parties have agreed that termination of the Wafer Credits of twenty million ($20M) have an agreed net present value of seventeen million five hundred thousand ($17.5M) herein expressed as (1) the resolution of the Tax Refund as set forth in Section 3 below, and (2) issue to Conexant 7,583,501 shares (the "Termination Shares") of the Company's Series B common stock, $.001 par value per share (each, a "Series B Share"), which the parties hereto agree have an aggregate value for purposes hereof of sixteen million, three hundred thousand dollars ($16,300,000.00) The Company, at its expense, shall issue and deliver to Conexant at the Company's principal office, a certificate or certificates for the Termination Shares (bearing such legends as are required by applicable state and federal securities laws).

          (c)   In the event that the Company engages in a Liquidity Event in which the Series B Shares are valued at a price per share (the "Lower Price") less than $2.16 (the "Per Share Price") prior to the first anniversary of the date hereof, then only at the first such event, shall the Company issue to Conexant a number of Series B Shares having an aggregate value based on the Lower Price equal to the product of (x) the difference between Per Share Price and the Lower Price multiplied by (y) the number of Termination Shares. Any such Series B Shares shall be subject to the restrictions and provisions applicable to the Termination Shares and such issuance shall be subject to delivery by Conexant of an officer's certificate in form and substance acceptable to the Corporation confirming the accuracy of the representations and warranties set forth herein as of the date of issuance. No fractional shares shall be issued and the number of Series B Shares to be issued shall be rounded down to the nearest whole share.

          (d)   In the event that the Company engages in a Liquidity Event in which the Series B Shares are valued at a price per share (the "Higher Price") greater than the Per Share Price prior to the first anniversary of the date hereof, then only at the first such event, shall Conexant surrender to the Company a number of Series B Shares having an aggregate value based on the Higher Price equal to the product of (x) the difference between Per Share Price and the Higher Price multiplied by (y) the number of Termination Shares. No fractional shares shall be surrendered and the number of Series B Shares to be surrendered shall be rounded down to the nearest whole share.

          (e)   For purposes of this Section 1, a "Liquidity Event" shall be deemed to have occurred if the Corporation shall (A) merge or consolidate with or into any other corporation or other entity, or effect any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such merger, consolidation or reorganization (and prior to any acquisition of shares of stock of the Corporation effected in connection with such merger, consolidation or reorganization), own less than 50% of the Corporation's voting power (or, if the Corporation is not the surviving corporation, less than 50% of the voting power of the surviving entity in such merger, consolidation or reorganization) immediately after such merger, consolidation or reorganization, or (B) issue for cash consideration equity securities in an initial public offering.

          (f)    As promptly as is practicable following completion of a Liquidity Event, the Corporation shall issue, or Conexant shall surrender, as applicable and deliver to applicable party a certificate or certificates for the number of securities to which such party is entitled.

          (g)   In all cases pursuant to Section 1(c)-(e), the security issuable and the per share prices and number of Termination Shares shall be adjusted appropriately to give effect to any stock split, reverse stock split, reorganization, recapitalization, reclassification, stock dividend or similar event with respect to the Series B Shares following the date hereof.

2.     Representations and Warranties.

          (a)   Each of the Company and Conexant hereby represents and warrants to, and for the benefit of, the other party that: (i) such party is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) such party has the requisite corporate power and authority to enter into, deliver, and perform its obligations under this Agreement, (iii) the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such party, and (iv) such party has duly executed and delivered this Agreement, which shall constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with the terms herein.

          (b)   Conexant hereby represents and warrants to, and for the benefit of, the Company that for the purposes of receiving the Termination Shares, Conexant is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Conexant understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Termination Shares. In making the decision to acquire the Termination Shares in accordance with this

  Agreement, Conexant has relied solely upon independent investigations made by it and not upon any representations made by the Company other than those made in this Agreement. The officers of the Company have made available to Conexant any and all written information which it has requested and have answered to Conexant's satisfaction all inquiries made by such Conexant; and Conexant has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and Conexant is able financially to bear the risks thereof.

          (c)   Conexant understands that the Termination Shares have not been registered under the Securities Act and may not be reoffered or resold other than pursuant to such registration or an available exemption therefrom. Conexant is purchasing the Termination Shares for its own account, for the purpose of investment and not with a view to a distribution thereof. The transactions contemplated by this Agreement are not part of a plan or scheme on the part of Conexant, any of its affiliates or any person acting on its or their behalf to evade the registration requirements of the Securities Act.

          (d)   Termination Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

          (e)   The Company and Conexant each (i) represents and warrants to the other party hereto that he, she or it has not retained a finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

        3.     Tax Refund    Conexant obtained a refund of certain property taxes paid by Jazz and the parties have recently agreed that Conexant will pay one million two hundred thousand dollars ($1,200,000) of this refund to Jazz. However, as part of this Agreement, Jazz now agrees that this amount will not be paid by Conexant and it is forgiven.

        Jazz hereby releases and forever discharges Conexant and its officers, directors, employees, representatives and their respective heirs, executors, administrators, successors and assigns, of and from all demands, actions, causes of action, suits, damages, claims and liabilities of every nature which arise out of or relate to the 2002, 2003 property tax years. Jazz acknowledges that it has been advised by its legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

        Being aware of this Code section, Jazz hereby expressly waives any rights it may have under California Civil Code Section 1542, as well as any other statutes or common law principles of similar effect.

4.     Miscellaneous.

          (a)   Entire Agreement; Binding Effect. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

          (b)   Amendment; Waiver. No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall be effective unless the same shall be in writing and signed by the parties to this Agreement, and, in any case, such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (c)   Governing Law; Venue. This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Delaware (excluding the choice of law principles thereof). The parties to this Agreement hereby agree to submit to the non-exclusive jurisdiction of the federal and state courts located in the State of Delaware in any action or proceeding arising out of or relating to this Agreement. This Agreement shall inure to the benefit of, and be binding upon Conexant and the Company (including any present or future subsidiaries of the Company that are not signatories hereto), and their respective successors and assigns.

          (d)   Fees and Expenses. Each party agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of such party's counsel.

          (e)   Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts. Each set of counterparts showing execution by all parties shall be deemed an original, and shall constitute one and the same instrument.

          (f)    Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

                      CONEXANT SYSTEMS, INC.

                      By: /s/ Dennis O'Reilly
                      Name: Dennis O'Reilly
                      Title: SVP, CLO & Secretary

                      JAZZ SEMICONDUCTOR, INC.

                      By: /s/ Shu Li
                      Name:
                      Title:

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  Exhibit 10.50
WAFER SUPPLY TERMINATION AGREEMENT
RECITALS
AGREEMENT